Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4 No. 333-          ) and related Prospectus of Arch Western Finance, LLC for the registration of $250,000,000 of 6 3/4% Senior Notes and to the use of our report dated January 23, 2004, with respect to the consolidated financial statements of Arch Western Resources, LLC for the three years ended December 31, 2003, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference herein of our report dated January 23, 2004 with respect to the consolidated financial statements and schedule of Arch Coal Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference herein of our report dated January 23, 2004 with respect to the consolidated financial statements of Canyon Fuel Company, LLC incorporated by reference in the Arch Coal, Inc. Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

St. Louis, Missouri
January 18, 2005